UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2017

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8441 Wayzata Blvd., Suite 240 Minneapolis, Minnesota	55426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 999-7330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02             Unregistered Sales of Equity Securities.

Transactions Summary

On March 31, 2017 and April 6, 2017, BioSig Technologies, Inc. (the “Company”) consummated private placement offerings, pursuant to which the Company issued certain accredited investors units comprised of an aggregate of 741,167 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase 370,584 shares of Common Stock, in exchange for aggregate consideration of $1,111,750.

April Purchase Agreement

On April 6, 2017, the Company entered into a Unit Purchase Agreement (the “April Purchase Agreement”) and various ancillary documents in support thereof, each dated as of April 6, 2017, with certain accredited investors (the “April Investors”).  Pursuant to the April Purchase Agreement, the Company sold to the April Investors an aggregate of 426,667 units (the “April Units”) in exchange for aggregate consideration of $640,000 (the “Private Placement”).  Each April Unit consists of one share (the “April Investor Shares”) of Common Stock, and a warrant to purchase one half of one share of Common Stock, exercisable at a price of $1.50 per share (the “April Investor Warrants”), at a per April Unit price of $1.50.  In addition, the Company intends to enter into a Registration Rights Agreement (the “April Registration Rights Agreement”) with the April Investors.

The following is a brief summary of each of the April Purchase Agreement, the April Investor Warrants and the April Registration Rights Agreement.

April Purchase Agreement

The April Purchase Agreement provides for the purchase by the April Investors and the sale by the Company of the April Investor Shares and the April Investor Warrants (together, the “Securities”). The April Purchase Agreement contains representations and warranties of the Company and the Investors that are typical for transactions of this type.

The April Purchase Agreement also contains covenants on the part of the Company that are typical for transactions of this type, as well as the following covenants:

•
Until the earliest of the time that (a) no April Investor owns the Securities or (b) the Investor Warrants have expired, the Company is required to obtain and maintain the registration of the April Investor Shares and shares of Common Stock underlying the Investor Warrants under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

·
•
The Company is required to use the proceeds from the transaction for general corporate purposes including, but not limited to, growth initiatives and capital expenditures. The Company may not use any of the proceeds from the transaction (i) for the repayment of debt, (ii) for the redemption or repurchase of any equity securities, or (iii) for the settlement of any claims, actions or proceedings against the Company.

·
•
The Company is required to ensure that, on a continuous basis, there is a sufficient number of shares authorized that equals or exceeds the maximum aggregate number of shares of Common Stock issued or potentially issuable in the future pursuant to the Private Placement, ignoring any exercise limits set forth therein, and all such shares of Common Stock are required to be approved for listing on the Company’s principal trading market.

The April Purchase Agreement also obligates the Company to indemnify the Investors for certain losses resulting from (i) any breach of any representation or warranty made by the Company or any obligation of the Company, and (ii) certain third party claims.

April Investor Warrants

The April Investor Warrants are immediately exercisable and, in the aggregate, entitle the April Investors to purchase up to approximately 213,334 shares of Common Stock. The April Investor Warrants have an initial exercise price of $1.50 per share, payable in cash. The April Investor Warrants expire on April 6, 2020.

The April Investor Warrants require payments to be made by the Company for failure to timely deliver the shares of Common Stock issuable upon exercise. The April Investor Warrants also contain limitations on exercise, including the limitation that any April Investor may not exercise its April Investor Warrants to the extent that upon exercise, such Investor, together with its affiliates, would beneficially own in excess of 4.99% of the Company’s outstanding shares of Common Stock (subject to an increase, upon at least 61 days’ notice by such Investor to the Company, of up to 9.99%).

Anti-Dilution Protection

The exercise price of the April Investor Warrants and the number of shares issuable upon exercise of the April Investor Warrants are subject to adjustments for dividends, stock splits, combinations or similar events.

Fundamental Transactions

Upon the occurrence of a transaction involving a change of control the holders of the April Investor Warrants will have the right to receive upon exercise, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such change of control, the number of shares of common stock of the successor, acquiring corporation, or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such change of control by a holder of the number of shares of Common Stock for which the April Investor Warrants were exercisable immediately prior to such change of control.

April Registration Rights Agreement

Pursuant to the April Registration Rights Agreement, the Company will agree to file a registration statement with the Securities and Exchange Commission (the "SEC") within 45 days of the final closing of the Private Placement (the "Filing Date") covering the resale of (a) all the April Investor Shares, (b) all shares of Common Stock issuable upon exercise of the April Investor Warrants, (c) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Investor Warrants, and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event ("Registrable Securities"), not then registered.  The Company will use its reasonable best efforts to cause such registration statement to be declared effective by the SEC (such date, the "Effectiveness Date") within 120 days of the Filing Date.

If (i) the registration statement is not filed on or prior to the Filing Date, (ii) the Company fails to file with the SEC a request for acceleration of a registration statement within 10 calendar days of the date that the Company is notified by the SEC that such registration statement will not be “reviewed” or will not be subject to further review, (iii) prior to the effective date of a registration statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such registration statement within 30 days after the receipt of comments by or notice from the SEC that such amendment is required in order for such registration statement to be declared effective, (iv) the registration statement is not declared effective by the SEC within 120 days of the Filing Date, or (v) the registration statement ceases to remain continuously effective for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period after the Effectiveness Date (each, an “Event”), then the Company shall pay liquidated damages to the Investors in an amount equal to 1% of the aggregate purchase price paid by the Investors on the day of delinquency and each 30th day of delinquency thereafter. Notwithstanding the foregoing, (i) the maximum aggregate liquidated damages due under the April Registration Rights Agreement shall be 6% of the aggregate purchase price paid by the April Investors, and (ii) if any partial amount of liquidated damages remains unpaid for more than 7 days, the Company shall pay interest of 18% per annum, accruing daily, on such unpaid amount. However, that the Company shall not be required to make any payments if an Event occurred at such time that all Registrable Securities are eligible for resale pursuant to Rule 144 of the Securities Act (“Rule 144”) promulgated by the SEC or if the Company is unable to register the Registrable Securities due to limits imposed by the SEC.

Pursuant to the April Registration Rights Agreement, the Company must maintain the effectiveness of the registration statement from the Effectiveness Date until the first to occur of (a) the date one year from the date the registration statement is declared effective, and (b) the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, subject to the Company’s right to suspend or defer the use of the registration statement in certain events.

October Purchase Agreement

On March 31, 2017, the Company consummated a seventh closing under the Unit Purchase Agreement, dated October 28, 2016, by and among the Company and certain accredited investors (the “October Purchase Agreement”), pursuant to which the Company issued to certain additional accredited investors (the “March 31 Investors”) an aggregate of 314,500 units (the “October Units”), in exchange for aggregate consideration of $471,750.  Each October Unit consists of one share of Common Stock (the “October Investor Shares” and together with the April Investor Shares the “Investor Shares”), and a warrant to purchase one half of one share of Common Stock, exercisable at a price of $1.50 per share (the “October Investor Warrants” and together with the April Investor Warrants, the “Investor Warrants”), at a per October Unit price of $1.50. In addition, in connection with the closing, each March 31 Investor became party to that certain Registration Rights Agreement, dated as of October 28, 2016 (the “October Registration Rights Agreement”).

As previously reported in the Company’s Current Reports on Form 8-K filed with the SEC on November 3, 2016, December 22, 2016 and March 16, 2017 the Company: (i) consummated the first closing under the Purchase Agreement on October 28, 2016, pursuant to which the Company issued to the initial investors (the “Initial Investors”) an aggregate of 346,567 October Units in exchange for aggregate consideration of $519,850; (ii) consummated the second closing on November 23, 2016 pursuant to which the Company issued to certain additional investors (the “November Investors”) 100,002 October Units in exchange for approximately $150,000; (iii) consummated the third and fourth closings on December 16, 2016 and December 22, 2016, respectively, pursuant to which the Company issued to certain additional accredited investors (the “December Investors”) an aggregate of 1,143,334 October Units, in exchange for aggregate consideration of approximately $1,715,000; and (iv) consummated the fifth and sixth closings on February 10, 2017 and March 10, 2017, respectively, pursuant to which the Company issued to certain additional accredited investors (the “February/March Investors” and collectively with the March 31 Investors, the Initial Investors, the November Investors and the December Investors, the “Investors”) an aggregate of 995,571 October Units in exchange for aggregate consideration of $1,493,353.

The Investor Shares and Investor Warrants issued and sold to the Investors and the April Investors were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Each Investor and each April Investor represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: April 6, 2017	By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Executive Chairman